Filed Pursuant to Rule 424(b)(3)
Registration No. 333-186656

COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.
SUPPLEMENT NO. 9 DATED OCTOBER 10, 2014
TO THE PROSPECTUS DATED MAY 28, 2014
This document supplements, and should be read in conjunction with, the prospectus of Cole Real Estate Income Strategy (Daily NAV), Inc. dated May 28, 2014, Supplement No. 4 dated August 19, 2014, which superseded and replaced all previous supplements to the prospectus, Supplement No. 5 dated August 25, 2014, Supplement No. 6 dated September 3, 2014, Supplement No. 7 dated September 16, 2014 and Supplement No. 8 dated October 6, 2014. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus, as supplemented to date.
The purpose of this supplement is to describe the following:

(1)	the status of the offering of shares of Cole Real Estate Income Strategy (Daily NAV), Inc.;
(2)	an update to our suitability standards for Michigan investors;
(3)	updates to our management; and
(4)	the delivery of revised forms of our Initial Subscription Agreement and Additional Subscription Agreement, attached hereto as Appendices B and C, respectively.
OPERATING INFORMAITON
Status of Our Public Offering
We commenced our initial public offering on December 6, 2011 for a maximum of $4,000,000,000 in W Shares of common stock. On August 26, 2013, our registration statement, which registered the offer and sale of our W Shares as well as two new classes of our common stock, A Shares and I Shares, was declared effective by the U.S. Securities and Exchange Commission. We are offering up to $4,000,000,000 in shares of common stock of the three classes, consisting of $3,500,000,000 in shares in our primary offering and $500,000,000 in shares pursuant to our distribution reinvestment plan. We are offering to sell any combination of W Shares, A Shares and I Shares with a dollar value up to the maximum offering amount. As of October 8, 2014, we had accepted investors’ subscriptions for, and issued, approximately 7.8 million shares of our common stock in the offering (including shares issued pursuant to our distribution reinvestment plan), resulting in gross proceeds to us of approximately $128.8 million.
We are structured as a perpetual-life, non-exchange traded REIT. This means that, subject to regulatory approval of our filing for additional offerings, we will be selling shares of our common stock on a continuous basis and for an indefinite period of time. We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our shares of common stock. There can be no assurance, however, that we will not need to suspend our continuous offering. The offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.
PROSPECTUS UPDATES
Suitability Standards
The prospectus is hereby supplemented by deleting in its entirety the requirement that investors in Michigan must have a liquid net worth of at least 10 times their investment us, as currently provided in the “Suitability Standards” section beginning on page i of the prospectus and the Subscription Agreements attached as Appendices B and C to the prospectus.

Management
The following information supersedes and replaces the table of officers and directors of our company on page 108 of the prospectus in the “Management — Executive Officers and Directors” section of the prospectus:

Name	Age*	Position(s)
Nicholas S. Schorsch	53	Chairman of the Board of Directors, Chief Executive Officer and President
Simon J. Misselbrook	36	Chief Financial Officer and Treasurer
William M. Kahane	66	Director
T. Patrick Duncan	65	Independent Director
George N. Fugelsang	73	Independent Director
Richard J. Lehmann	70	Independent Director
Roger D. Snell	58	Independent Director
* As of October 10, 2014.
The “Management — Executive Officers and Directors” section beginning on page 108 of the prospectus is supplemented with the following information.
Simon J. Misselbrook has served as our chief financial officer and treasurer since September 2014. Prior to this, Mr. Misselbrook served as our senior vice president of accounting from March 2012 until September 2014 and as our vice president of accounting from November 2011 until March 2012. In addition, Mr. Misselbrook serves or served in the following positions for certain other programs sponsored by Cole Capital®:

Entity	Position(s)	Dates
Cole Credit Property Trust, Inc.	Senior vice president of accounting and principal accounting officer	March 2012 — May 2014
	Vice president of accounting and principal accounting officer	November 2010 — March 2012
Cole Credit Property Trust II, Inc.	Vice president of accounting and principal accounting officer	November 2010 — March 2012
Cole Real Estate Investments, Inc. (formerly known as Cole Credit Property Trust III, Inc.)	Senior vice president of accounting and principal accounting officer	March 2012 — February 2014
	Vice president of accounting and principal accounting officer	November 2010 — March 2012
Cole Credit Property Trust IV, Inc.	Chief financial officer and treasurer	September 2014 — Present
	Senior vice president of accounting and principal accounting officer	March 2012 — March 2014
	Vice president of accounting and principal accounting officer	May 2011 — March 2012
Cole Credit Property Trust V, Inc.	Chief financial officer and treasurer	September 2014 — Present
Mr. Misselbrook has worked in the real estate industry for more than 13 years, nine of which were specific to the real estate investment trust (“REIT”) industry. Prior to joining Cole Capital and its affiliates in April 2007, he held the position of audit manager at Deloitte & Touche, LLP in Los Angeles in the real estate group serving multiple clients including the world’s largest commercial real estate services firm, where he was the global engagement manager. Mr. Misselbrook earned his bachelor’s degree in accounting and tax, as well as a master’s degree in accounting science, from the University of South Africa. He is a Certified Public Accountant (licensed in the state of California), a Chartered Accountant (licensed in South Africa) and a member of the American Institute of Certified Public Accountants. He is an active participant in the REIT industry and participates in the Investment Program Association’s Non-Traded REIT Financial Standards Sub-Committee.
The prospectus is hereby supplemented by deleting in their entirety the brief descriptions and references for D. Kirk McAllaster, Jr. in the “Management — Executive Officers and Directors” section beginning on page 108 of the prospectus, the “Management — The Advisor” section beginning on page 113 of the prospectus and the “Security Ownership of Certain Beneficial Owners and Management” section beginning on page 135 of the prospectus.
Revised Forms of the Initial Subscription Agreement and Additional Subscription Agreement
The prospectus is hereby supplemented to include revised forms of our Initial Subscription Agreement and Additional Subscription Agreement, which are attached hereto as Appendices B and C, respectively. Such revised subscription agreements replace in their entirety Appendices B and C, respectively, to the prospectus, as supplemented to date.

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APPENDIX B

COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.

COLE CAPITAL™
866.907.2653

INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK

A INVESTMENT (a separate Initial Subscription Agreement is required for each initial investment)

Investors should not sign this Initial Subscription Agreement for the offering unless they have received the current Prospectus.

1. Account Type **(Please consult your financial advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees and commissions which are payable with respect to each class.)**

☐ Wrap Shares (W Shares) ☐ Advisor Shares (A Shares) ☐ Institutional Shares (I Shares)

2. This subscription is in the amount of $ ____________________ ☐ Check if amount is estimated

☐ Initial Subscription (minimum $2,500 for W Shares and A Shares and minimum $2,000,000 for I Shares)

☐ Additional Subscription (complete all sections except for B and D *or* complete the separate simplified Additional Subscription Agreement)

Existing Account # ____________________

3. Payment will be made with: ☐ Enclosed Check (Make check payable to Cole REIT) ☐ Funds wired ☐ Funds to follow

☐ ACH (Copy of voided check required)

____________________ ☐ Checking ☐ Savings

Financial Institution

____________________ ____________________

Routing/Transit # Account #

B TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)

1. Non-Qualified Registration

☐ Individual Ownership (one signature required)
☐ Joint Tenants with Right of Survivorship (all parties must sign)
☐ Community Property (all parties must sign)
☐ Tenants-in-Common (all parties must sign)
☐ Trust (trustee or grantor signatures and trust documents or Cole Trustee Certification of Investment Power required)

____
Name of Trust

____
Date of Trust Tax ID # (if applicable)

☐ Transfer on Death (fill out TOD Form to effect designation)
☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act (UGMA/UTMA adult custodian signature required)

State of ____________________

Custodian for (minor's name) ____________________

☐ Corporate Ownership (authorized signature and Corporate Resolution or Cole Corporate Resolution Form required)
☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)
☐ Partnership Ownership (authorized signature and Partnership paperwork or Cole Corporate Resolution Form required)
☐ Limited Liability Company (authorized signature and LLC paperwork or Cole Corporate Resolution Form required)
☐ Taxable Pension or Profit Sharing Plan (authorized signature and Plan paperwork required)
☐ Other (specify)

____

2. Qualified Registration

☐ Traditional IRA
☐ Roth IRA
☐ Keogh Plan
☐ Simplified Employee Pension/Trust (S.E.P.)
☐ Pension or Profit Sharing Plan (exempt under 401(a))
☐ Non-custodial ☐ Custodial

____
Plan Name Tax ID #

☐ Other (specify)

____

3. Custodian or Clearing Firm/Platform Information, if applicable **(send all paperwork directly to the Custodian or Clearing Firm/Platform)**

____
Name

____
Street/PO Box

____
City State Zip

____
Custodian Tax ID # (provided by Custodian)

____
Custodian or Clearing Firm/Platform Account #

____
Custodian Phone

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C REGISTRATION INFORMATION

Investor or Trustee Name

Mailing Address

City | State | Zip

Phone | Business Phone

Email Address

SSN or Tax ID # | Date of Birth

Street Address (if different from mailing address or mailing address is a PO Box)

City | State | Zip

Co-Investor or Co-Trustee Name (if applicable)

Mailing Address

City | State | Zip

Phone | Business Phone

SSN or Tax ID # | Date of Birth

☐ Cole Employee or Affiliate

Volume Discounts

I am (we are) making, or previously have made, investments in the following Cole Real Estate Income Strategy (Daily NAV), Inc. (Cole Income NAV) A Share account. A volume discount, if any, will be applied on an investor/account – specific basis. No "householding" or aggregated purchases for related accounts is permitted. All holdings are subject to verification.

Eligible Account # | SSN or Tax ID #

D DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian if nothing is marked)

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.

☐ Reinvest pursuant to Distribution Reinvestment Plan
☐ Send to Custodial Account (listed in Section B-3)
☐ Mail to Address of Record (Non-custodial accounts only)
☐ Mail to Brokerage Account or Third Party (Non-custodial accounts only)

Note: All custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be sent to the custodian.

☐ Direct Deposit (Non-custodial accounts only)
☐ Checking ☐ Savings

Payee Name

Account #

Mailing Address

City | State | Zip

Account #

Financial Institution

Routing/Transit #

☐ Check if banking information is same as provided in Section A-3

By signing this agreement, I authorize Cole Income NAV to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize Cole Income NAV to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

E INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-6 and those sections of 7-18 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

INVESTOR | CO-INVESTOR

____ | ____ 1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Income NAV.

____ | ____ 2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

____ | ____ 3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

____ | ____ 4. I (we) acknowledge that this investment is not guaranteed, and may lose value.

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INVESTOR | CO-INVESTOR

_____|_____ 5. I (we) acknowledge that distributions are not guaranteed.

_____|_____ 6. I (we) acknowledge that the shares are not liquid.

_____|_____ 7. For **Alabama** residents: My (our) liquid net worth is at least 10 times my (our) investment in Cole Income NAV and similar programs.

_____|_____ 8. For **California** residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in Cole Income NAV does not exceed ten percent (10%) of my (our) net worth.

_____|_____ 9. For **Iowa** residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in Cole Income NAV and its affiliates does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for Iowa investors).

_____|_____ 10. For **Kansas, Maine and Massachusetts** residents: I (we) acknowledge that it is recommended that I (we) should invest no more than 10% of my (our) "liquid net worth" (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in Cole Income NAV and the securities of similar direct participation programs.

_____|_____ 11. For **Kentucky** residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in Cole Income NAV.

_____|_____ 12. For **Nebraska** residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in Cole Income NAV does not exceed 10% of my (our) net worth.

_____|_____ 13. For **New Jersey** residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $150,000 and a minimum annual gross income of not less than $85,000, or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in Cole Income NAV, shares of its affiliates and other direct participation investments does not exceed ten percent (10%) of my (our) liquid net worth.

_____|_____ 14. For **New Mexico** residents: My (our) investment in Cole Income NAV and its affiliates does not exceed 10% of my (our) liquid net worth.

_____|_____ 15. For **North Dakota, Oregon and Pennsylvania** residents: My (our) net worth is at least 10 times my (our) investment in Cole Income NAV.

_____|_____ 16. For **Ohio** residents: My (our) investment in Cole Income NAV, its affiliates and other non-traded real estate investment programs does not in the aggregate exceed 10% of my (our) liquid net worth. "Liquid net worth" means that a portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

_____|_____ 17. For **Tennessee** residents: I (we) have (excluding the value of my (our) home, home furnishings and automobiles) either (i) a minimum net worth of at least $500,000, or (ii) an annual gross income of at least $100,000 and a minimum net worth of at least $100,000.

_____|_____ 18. For **Texas** residents: I (we) have had (excluding the value of my (our) home, home furnishings and automobiles), during the last tax year, or I (we) estimate that I (we) will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000.

_____|_____ By initialing here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. If I decide later that I want to receive documents in paper, I can contact Cole Investor Services at 866.907.2653.

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury that (i) the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

In no event may we accept a subscription of shares until at least five business days after the date on which the subscriber receives the final Prospectus. You will receive a confirmation of your purchase.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor's Signature _______________ Date _______ Custodian Signature _______________ Date _______

Co-Investor's Signature _______________ Date _______

You should not invest in Cole Income NAV unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in Cole Income NAV. In deciding to invest in Cole Income NAV, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. Cole Income NAV and each person selling shares of Cole Income NAV common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor's financial situation and investment objectives.

☐ **I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.**

☐ **I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.**

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F FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

a.

Name of RIA Representative

Mailing Address

City State Zip

Phone

Email Address

b.

Name of RIA Office

RIA IARD #

Name of Clearing Firm

Name of Broker-Dealer (if applicable)

Have you changed firm affiliation (since last purchase)?

☐ Yes ☐ No

2) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

a.

Name of Registered Representative

Representative ID # Phone

Mailing Address

City State Zip

Email Address

b.

Name of Broker-Dealer

Representative CRD #

Have you changed firm affiliation (since last purchase)?

☐ Yes ☐ No

G FINANCIAL ADVISOR SIGNATURES

Based on the information I obtained from the investor regarding the investor's financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc. and Cole Income NAV that I have reasonable grounds for believing that the purchase of the shares by the investor in Cole Income NAV is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative

Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:

Via Fax:
1.877.616.1118

Via Regular Mail:
Cole Income NAV
DST Systems, Inc.
P.O. Box 219312
Kansas City, MO 64121-9312

Via Overnight/Express Mail:
Cole Income NAV
DST Systems, Inc.
430 West 7th Street
Kansas City, MO 64105

© 2014 Cole Capital Advisors, Inc. All rights reserved

INAV-AGMT-09 (10-14)

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APPENDIX C

COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.

COLE CAPITAL™

ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK

866.907.2653

This form may be used by any current investor in Cole Real Estate Income Strategy (Daily NAV), Inc. (Cole Income NAV) who desires to purchase additional shares within the same share class of Cole Income NAV currently owned and who purchased their shares directly from Cole Income NAV. Investors who desire to purchase shares in a new share class must complete the Cole Income NAV Initial Subscription Agreement. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the Cole Income NAV Initial Subscription Agreement.

A INVESTMENT (a completed Additional Subscription Agreement is required for each additional investment)

1. This subscription is in the amount of $ ____________________ ☐ Check if amount is estimated

☐ Wrap Shares (W Shares) ☐ Advisor Shares (A Shares) ☐ Institutional Shares (I Shares)

2. Payment will be made with: ☐ Enclosed Check (Make check payable to Cole REIT) ☐ Funds wired ☐ Funds to follow

☐ ACH (Copy of voided check required)

____________________ ☐ Checking ☐ Savings

Financial Institution

____________________ ____________________

Routing/Transit # Account #

B REGISTRATION INFORMATION

____________________ ____________________

Existing Account Registration (name of Account) SSN or Tax ID #

____

Existing Account #

Volume Discounts

☐ I am (we are) making, or previously have made, investments in the Cole Income NAV A Share account listed above. A volume discount, if any, will be applied on an investor/account specific basis. No "householding" or aggregated purchases for related accounts is permitted. All holdings are subject to verification.

C INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-6 and those sections of 7-18 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

INVESTOR | CO-INVESTOR

_____|_____ 1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Income NAV.

_____|_____ 2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

_____|_____ 3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Additional Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

_____|_____ 4. I (we) acknowledge that this investment is not guaranteed, and may lose value.

_____|_____ 5. I (we) acknowledge that distributions are not guaranteed.

_____|_____ 6. I (we) acknowledge that the shares are not liquid.

_____|_____ 7. For **Alabama** residents: My (our) liquid net worth is at least 10 times my (our) investment in Cole Income NAV and similar programs.

_____|_____ 8. For **California** residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in Cole Income NAV does not exceed ten percent (10%) of my (our) net worth.

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INVESTOR | CO-INVESTOR

_____|_____ 9. For **Iowa** residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in Cole Income NAV and its affiliates does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for Iowa investors).

_____|_____ 10. For **Kansas, Maine and Massachusetts** residents: I (we) acknowledge that it is recommended that I (we) should invest no more than 10% of my (our) "liquid net worth" (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in Cole Income NAV and the securities of similar direct participation programs.

_____|_____ 11. For **Kentucky** residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in Cole Income NAV.

_____|_____ 12. For **Nebraska** residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in Cole Income NAV does not exceed 10% of my (our) net worth.

_____|_____ 13. For **New Jersey** residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $150,000 and a minimum annual gross income of not less than $85,000, or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in Cole Income NAV, shares of its affiliates and other direct participation investments does not exceed 10% of my (our) liquid net worth.

_____|_____ 14. For **New Mexico** residents: My (our) investment in Cole Income NAV and its affiliates does not exceed 10% of my (our) liquid net worth.

_____|_____ 15. For **North Dakota, Oregon and Pennsylvania** residents: My (our) net worth is at least 10 times my (our) investment in Cole Income NAV.

_____|_____ 16. For **Ohio** residents: My (our) investment in Cole Income NAV, its affiliates and other non-traded real estate investment programs does not in the aggregate exceed 10% of my (our) liquid net worth. "Liquid net worth" means that a portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

_____|_____ 17. For **Tennessee** residents: I (we) have (excluding the value of my (our) home, home furnishings and automobiles) either (i) a minimum net worth of at least $500,000, or (ii) an annual gross income of at least $100,000 and a minimum net worth of at least $100,000.

_____|_____ 18. For **Texas** residents: I (we) have had (excluding the value of my (our) home, home furnishings and automobiles), during the last tax year, or I (we) estimate that I (we) will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000.

_____|_____ By initialing here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. If I decide later that I want to receive documents in paper, I can contact Cole Investor Services at 866.907.2653. If you are choosing to go green, please provide your email address here: ______________________________

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury that (i) the taxpayer identification number shown on this Additional Subscription Agreement is true, correct and complete, (ii) I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

In no event may we accept a subscription of shares until at least five business days after the date on which the subscriber receives the final Prospectus. You will receive a confirmation of your purchase.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor's Signature _______________ Date _______________

Custodian Signature _______________ Date _______________

Co-Investor's Signature _______________ Date _______________

You should not invest in Cole Income NAV unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in Cole Income NAV. In deciding to invest in Cole Income NAV, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. Cole Income NAV and each person selling shares of Cole Income NAV common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor's financial situation and investment objectives.

☐ **I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.**

☐ **I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.**

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D FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

Name of RIA Representative	RIA IARD #

2) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative	Representative and Branch ID #

E FINANCIAL ADVISOR SIGNATURES

Based on the information I obtained from the investor regarding the investor's financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc. and Cole Income NAV that I have reasonable grounds for believing that the purchase of the shares by the investor in Cole Income NAV is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

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This Page Left Blank Intentionally

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:

Via Fax:
1.877.616.1118

Via Regular Mail:
Cole Income NAV
DST Systems, Inc.
P.O. Box 219312
Kansas City, MO 64121-9312

Via Overnight/Express Mail:
Cole Income NAV
DST Systems, Inc.
430 West 7th Street
Kansas City, MO 64105

© 2014 Cole Capital Advisors, Inc. All rights reserved

INAV-AI-04 (10-14)

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INAV-SUP-9D